UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 11, 2015

ZILLOW GROUP, INC.

(Exact name of registrant as specified in its charter)

Washington	001-36853	47-1645716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1301 Second Avenue, Floor 31, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)

(206) 470-7000

https://twitter.com/zillowgroup

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2015, pursuant to the Agreement and Plan of Merger, dated as of July 28, 2014 (the “Merger Agreement”) by and among Zillow, Inc. (“Zillow”), Trulia, Inc. (“Trulia”), and Zillow Group, Inc. (f/k/a Zebra Holdco, Inc., “Zillow Group”), following the completion of the mergers contemplated by the Merger Agreement (the “Trulia transaction”), each of Zillow and Trulia became wholly owned subsidiaries of Zillow Group.

In connection with the completion of the Trulia transaction on February 17, 2015 (the “Effective Date”), Zillow Group assumed the Zillow, Inc. Amended and Restated 2011 Incentive Plan, as amended (the “Existing Plan”). All equity awards that were outstanding under the Existing Plan as of the Effective Date were assumed by Zillow Group and converted into awards under the Existing Plan for an equal number of shares of Class A common stock of Zillow Group on otherwise the same terms and conditions (including the vesting schedule and the exercise price as applicable) that applied to such awards immediately prior to the Effective Date.

On June 11, 2015, Zillow Group held its 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting”), at which its shareholders approved the amendment and restatement of the Zillow Group, Inc. Amended and Restated 2011 Incentive Plan (the “Amended and Restated Plan”) to (i) increase the total number of shares authorized for issuance under the Amended and Restated Plan by 1,500,000 shares from 3,800,000 shares to 5,300,000 shares, (ii) provide the flexibility to offer Class C capital stock under the Amended and Restated Plan, in addition to, or in lieu of Class A common stock, in the event Zillow Group lists Class C capital stock on a national securities exchange, and (iii) update references from “Zillow, Inc.” to “Zillow Group, Inc.” as applicable, to reflect the completion of the Trulia transaction.

The Compensation Committee of the Zillow Group Board of Directors (the “Compensation Committee”) will continue to administer the Amended and Restated Plan. Under the Amended and Restated Plan, employees, officers, directors, consultants, agents, advisors and independent contractors are eligible to receive awards. Awards granted under the Amended and Restated Plan may consist of stock options, stock appreciation rights, stock awards, restricted stock, stock units, performance shares, performance units, cash-based awards or other incentives payable in cash or in shares of Zillow Group stock as may be determined by the Compensation Committee.

The foregoing summary of the Amended and Restated Plan, and summaries of the Amended and Restated Plan set forth in Zillow Group’s definitive proxy statement for the 2015 Annual Meeting filed with the Securities and Exchange Commission on April 27, 2015, are qualified in their entirety by reference to the full text of the Amended and Restated Plan, which is filed as Exhibit 10.1 to this Current Report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As described above in Item 5.02, on June 11, 2015, Zillow Group held its 2015 Annual Meeting. At the 2015 Annual Meeting, Zillow Group’s shareholders voted on the following matters with the following results:

(1)	Election of three directors nominated by Zillow Group’s Board of Directors to serve until the 2018 Annual Meeting of Shareholders.

DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Erik Blachford	98,449,343	3,107,766	6,922,923
Spencer M. Rascoff	101,277,163	279,946	6,922,923
Gordon Stephenson	98,287,055	3,270,054	6,922,923

(2)	Advisory vote to approve the compensation of Zillow Group’s named executive officers for 2014.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
101,306,999	183,993	66,117	6,922,923

(3)	Advisory vote on the frequency of future advisory votes to approve the compensation of Zillow Group’s named executive officers.

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	BROKER NON-VOTES
23,409,893	69,783	78,068,808	8,625	6,922,923

Consistent with the Board’s recommendation in Zillow Group’s 2015 Proxy Statement and the voting results, Zillow Group has determined to hold an advisory vote on the compensation of Zillow Group’s named executive officers every third year.

(4)	Approval of the Zillow Group, Inc. Amended and Restated 2011 Plan, including approval of an increase in the total number of authorized shares.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
79,953,402	21,584,618	19,089	6,922,923

(5)	Ratification of the appointment of Ernst & Young LLP as Zillow Group’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

FOR	AGAINST	ABSTAIN
108,240,478	198,692	40,862

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Zillow Group, Inc. Amended and Restated 2011 Equity Incentive Plan (incorporated by reference to Appendix A to Zillow Group’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 27, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2015	ZILLOW GROUP, INC.

	By:	/s/ SPENCER M. RASCOFF
Name: Spencer M. Rascoff
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Zillow Group, Inc. Amended and Restated 2011 Equity Incentive Plan (incorporated by reference to Appendix A to Zillow Group’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 27, 2015).